                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

Effective as of June 22, 2018 (the "Effective Date"), GE MEDICAL SYSTEMS
INFORMATION TECHNOLOGIES, INC., (the "Company"), a corporation organized and existing under and by virtue of the laws of the State of Wisconsin, United
States of America, and having a principal place of business at 8200 W. Tower
Avenue, Milwaukee, WI 53223, United States of America, hereby appoints and constitutes the following persons:

Name of Attorney:

Emmanuel Ligner                       Stephen Kanovsky
Raul Grable                           Derek Vander Heide

each individually as its true and lawful attorney-in-fact (each, an "Attorney-
in-Fact"), hereby giving and granting him or her full power and authority in the name and on behalf of the Company to do the following:

Each Attorney shall have the power and authority to execute and deliver any
Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the
Securities Exchange Act of 1934 on behalf of the Company with regard to any securities owned by the Company or any of its subsidiaries; and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Company in order to more effectively carry out the intent and purpose of the foregoing.

Agreements, commitments, documents,instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the
Company without attestation and without affixation of the seal of the Company.
The Power of Attorney conferred hereby shall not be delegable by any Attorney.
The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

The Company confirms that all acts done
and documents executed or signed by any Attorney-in-Fact in the proper or purported exercise of any such Attorney-in-Fact's powers and/or authorities hereunder shall for all purposes be conclusive, valid, legally binding and enforceable on the Company, its successors and assigns, without countersignature, attestation and without affixation of the corporate seal of the Company.

The following provisions shall govern this power of attorney ("POA"):

1.   This POA shall be effective as of the Effective Date and remain in effect as to any specific Attorney-in-Fact until the earlier of (i) two (2) years after the Effective Date, (ii) this POA being revoked in writing as to such
     Attorney-in-Fact, and (iii) such Attorney-in-Fact no longer being employed by the Company or one of its affiliates;

2.   This POA shall be governed by and construed in accordance with the laws of the State of New York; and

3.   This POA may be executed by electronic means and a signed copy of this POA delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same effect as an original.

IN WITNESS WHEREOF, the Company has caused the Power of Attorney to be executed as of the 22nd day of June 2018.

                                      GE MEDICAL SYSTEMS
                                      INFORMATION
                                      TECHNOLOGIES, INC.

                                      By:     /s/ Benjamin Clark
                                      Name:   Benjamin Clark
                                      Title:  President